Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated September 18, 2025, with respect to the consolidated financial statements of American Battery Technology Company, incorporated herein by reference.

/s/ KPMG LLP

Portland, Oregon

February 6, 2026